Exhibit	99

Contacts:

Media	Investor Relations
Robert C. Ferris	Mark Macaluso
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL REPORTS THIRD QUARTER 2016 SALES OF $9.8 BILLION, UP 2%;
EARNINGS PER SHARE OF $1.60

•	3Q16 Reported EPS of $1.60, or $1.67 Excluding $0.07 Deployed to Restructuring

•	4Q16 EPS Guidance of $1.74-$1.78 (Ex-Pension MTM)[1], Up 10%-13%

•	Full-Year EPS Guidance of $6.60 - $6.64 (Ex-Pension MTM)[1], Up 8%-9%

MORRIS PLAINS, N.J., October 21, 2016 -- Honeywell (NYSE: HON) today announced its results for the third quarter of 2016:

Total Honeywell

($ Millions, Except Earnings Per Share)	3Q 2015	3Q 2016	Change
Sales	9,611	9,804	2%
Segment Margin	19.3%	17.5%	(180) bps
Operating Income Margin	18.3%	15.6%	(270) bps
Earnings Per Share	$1.60	$1.60	Flat
Earnings Per Share (Excluding $0.07 Deployed to Restructuring)		$1.67	4%
Cash Flow from Operations	1,693	1,554	(8%)
Free Cash Flow[2]	1,416	1,280	(10%)

“The third-quarter results came in as we outlined on our October 7 conference call. We are well-positioned for double-digit earnings growth in the fourth quarter, leading to 8% - 9% earnings growth in 2016,” said Honeywell Chairman and CEO Dave Cote. “It was a quarter of important changes in many areas. We split the former Automation and Control Solutions business into two new reporting segments; closed the acquisition of Intelligrated and sold Honeywell Technology Solutions, Inc.; and spun off our Resins and Chemicals business as a freestanding publicly-traded company named AdvanSix Inc. (NYSE: ASIX). We

1 Excludes Impact From Contemplated Q4 Debt Refinancing

2 Cash Flow from Operations Less Capital Expenditures

Throughout this press release, core organic sales growth refers to reported sales growth less the impacts from foreign currency translation, M&A and raw materials pass-through pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not tied to volume growth. A reconciliation of core organic sales growth to reported sales growth is provided in the attached financial tables.

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Q3’16 Results - 2

also funded approximately $250 million in restructuring and other actions from a $0.07 increase in first- and second-quarter EPS caused by an accounting standard adoption, and a $0.14 gain related to the sale of our government services business. These actions will drive more than $175 million of benefits in 2017 alone. We also intend in the fourth quarter to refinance outstanding debt maturing in 2017-2019, which will lower interest expense by approximately $60 million annually beginning in 2017.”

“Combined with our ongoing productivity initiatives driven by the Honeywell Operating System, and the strength of our underlying portfolio, the actions we announced this quarter position Honeywell for future outperformance,” continued Cote. “Moving ahead, we are targeting low single-digit core organic sales growth, continued segment margin improvement, and a double-digit increase in EPS in 2017. Darius Adamczyk, Chief Operating Officer, and Tom Szlosek, Chief Financial Officer, will provide more details about 2017 during our annual outlook call in December.”

“We are committed to creating sustainable long-term shareowner value,” concluded Cote. “We remain focused on disciplined capital deployment, aggressive organic sales growth, seed planting for new products and technologies, penetrating High Growth Regions, and executing on our key process initiatives. 2017 will be an inflection year for several core business units: growing demand for our UOP catalysts and modular equipment, Jetwave™ and other products and services tied to connected aircraft, further turbo penetration, and strong sales growth from Solstice® (HFOs), our line of low-global-warming refrigerants and blowing agents. Revenue and earnings from the nearly $8 billion in M&A investments during the past two years should also be a significant contributor to 2017 performance. We are confident in our position and expect to continue to outperform.”

The Company’s current 2016 full-year guidance, which reflects our October 6, 2016 announcement, is as follows:

2016 Full-Year Guidance

	Current Guidance	Change vs. 2015
Sales	$39.4 - $39.6	2% - 3%
Core Organic Growth	(1%)-(2%)
Segment Margin	~18.1%	~(70) bps[3]
Operating Income Margin (Ex-Pension MTM)	~17.6%	~(30) bps[4]
Earnings Per Share (Ex-Pension MTM)[5]	$6.60 - $6.64	8% - 9%
Free Cash Flow[6]	$4.2 - $4.3B	(2%) - (5%)

3 Segment Margin ex-M&A Down ~(10) bps

4 Operating Margin ex-M&A Up ~30 bps

5 Excludes Impact From Contemplated Q4 Debt Refinancing

6 Cash Flow From Operations Less Capital Expenditures

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Q3’16 Results - 3

Segment Performance

Aerospace

($ Millions)	3Q 2015	3Q 2016	% Change
Sales	3,820	3,601	(6%)
Segment Profit	833	663	(20%)
Segment Margin	21.8%	18.4%	(340) bps

•	Sales for the third quarter were down (6%) on a reported and core organic basis. The decrease was primarily driven by the unfavorable impact of third-quarter OEM incentives, lower volumes in Business and General Aviation, program completions in the U.S. Space and international Defense businesses, and continued weakness in the commercial helicopter business. This was partially offset by increased Air Transport OE deliveries and repair and overhaul activities, and new turbo platform launches on passenger vehicles in Transportation Systems.

•	Segment profit was down (20%) and segment margin declined (340) bps to 18.4%, due to higher Aerospace OEM incentives and lower volumes in Business Jet and Defense, partially offset by productivity net of inflation and commercial excellence.

Home and Building Technologies

($ Millions)	3Q 2015	3Q 2016	% Change
Sales	2,313	2,701	17%
Segment Profit	408	441	8%
Segment Margin	17.6%	16.3%	(130) bps[7]

•	Sales for the third quarter were up 17% reported and up 5% on a core organic basis. The increase was primarily driven by continued strength in our Distribution and Building Solutions businesses, and Products growth in Environmental & Energy Solutions and in China. The difference between reported and core organic sales was due to the favorable impact from acquisitions, primarily Elster.

•	Segment profit was up 8% and segment margin declined (130) bps to 16.3%, driven by acquisition amortization and integration costs, continued growth investments in salespeople and research and development, and the unfavorable mix impact of increased sales in Building Solutions and Distribution, partially offset by benefits from previously-funded restructuring, higher sales volumes, and commercial excellence.

7 Segment Profit Down (20) bps Ex-M&A

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Q3’16 Results - 4

Performance Materials and Technologies

($ Millions)	3Q 2015	3Q 2016	% Change
Sales	2,279	2,329	2%
Segment Profit	474	503	6%
Segment Margin	20.8%	21.6%	80 bps

•	Sales for the third quarter were up 2% reported. Core organic sales were down (3%) primarily driven by declines in UOP gas processing, licensing, and engineering, partially offset by strong catalyst shipments and conversion of global mega projects in Process Solutions. The difference between reported and core organic sales was due to the favorable impact from acquisitions, partially offset by the unfavorable impact of foreign currency and market pricing headwinds in Resins & Chemicals.

•	Segment profit was up 6% and segment margins expanded 80 bps to 21.6%, driven by productivity net of inflation, higher catalyst volumes, and acquisition integration excellence, partially offset by continued investments for growth.

Safety and Productivity Solutions

($ Millions)	3Q 2015	3Q 2016	% Change
Sales	1,199	1,173	(2%)
Segment Profit	193	172	(11%)
Segment Margin	16.1%	14.7%	(140) bps

•	Sales for the third quarter were down (2%) reported. Core organic sales were down (8%) in the quarter as a result of lower volume in Productivity Solutions associated with the USPS contract (which was completed in the third quarter of 2015), continued channel headwinds, and lower volumes in our Safety business. The difference between reported and core organic sales was due to the favorable impact from acquisitions, primarily Intelligrated.

•	Segment profit was down (11%) and segment margin contracted (140) bps to 14.7%, primarily driven by lower volumes and acquisition amortization and integration costs, partially offset by restructuring benefits and commercial excellence.

Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EDT. To participate on the conference call, please dial (877) 795-3635 (domestic) or (719) 325-4816 (international) approximately ten minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s third quarter 2016 earnings call or provide the conference code HON3Q16. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EDT, October 21, until 12:30 p.m. EDT, October 28, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 7056857.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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Q3’16 Results - 5

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Product sales	$7,744	$7,573	$23,398	$22,735
Service sales	2,060	2,038	5,919	5,864
Net sales	9,804	9,611	29,317	28,599

Costs, expenses and other
Cost of products sold (A)	5,594	5,372	16,545	16,126
Cost of services sold (A)	1,309	1,282	3,726	3,704
	6,903	6,654	20,271	19,830
Selling, general and administrative expenses (A)	1,367	1,202	3,976	3,674
Other (income) expense	(180)	(24)	(197)	(64)
Interest and other financial charges	82	72	252	226
	8,172	7,904	24,302	23,666

Income before taxes	1,632	1,707	5,015	4,933
Tax expense	384	431	1,214	1,289

Net income	1,248	1,276	3,801	3,644

Less: Net income attributable to the noncontrolling interest	8	12	26	70

Net income attributable to Honeywell	$1,240	$1,264	$3,775	$3,574

Earnings per share of common stock - basic	$1.62	$1.62	$4.93	$4.57

Earnings per share of common stock - assuming dilution	$1.60	$1.60	$4.86	$4.51

Weighted average number of shares outstanding - basic	763.7	780.4	765.0	782.5

Weighted average number of shares outstanding - assuming dilution	774.4	789.5	776.3	792.1

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Q3’16 Results - 6

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Net Sales	2016	2015	2016	2015

Aerospace	$3,601	$3,820	$11,085	$11,254

Home and Building Technologies	2,701	2,313	7,854	6,686

Performance Materials and Technologies	2,329	2,279	7,044	7,137

Safety and Productivity Solutions	1,173	1,199	3,334	3,522

Corporate	-	-	-	-

Total	$9,804	$9,611	$29,317	$28,599

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Segment Profit	2016	2015	2016	2015

Aerospace	$663	$833	$2,252	$2,362

Home and Building Technologies	441	408	1,213	1,088

Performance Materials and Technologies	503	474	1,484	1,517

Safety and Productivity Solutions	172	193	495	565

Corporate	(59)	(56)	(157)	(156)

Total segment profit	1,720	1,852	5,287	5,376

Other income (expense) (A)	169	15	174	39
Interest and other financial charges	(82)	(72)	(252)	(226)
Stock compensation expense (B)	(49)	(41)	(145)	(132)
Pension ongoing income (B)	146	96	447	299
Other postretirement income (expense) (B)	7	(10)	24	(30)
Repositioning and other charges (B)	(279)	(133)	(520)	(393)

Income before taxes	$1,632	$1,707	$5,015	$4,933

(A) Equity income (loss) of affiliated companies is included in segment profit.

(B) Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q3’16 Results - 7

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$6,431	$5,455
Accounts, notes and other receivables	8,627	8,075
Inventories	4,587	4,420
Investments and other current assets	2,189	2,103
Total current assets	21,834	20,053

Investments and long-term receivables	639	517
Property, plant and equipment - net	5,725	5,789
Goodwill	17,846	15,895
Other intangible assets - net	4,847	4,577
Insurance recoveries for asbestos related liabilities	433	426
Deferred income taxes	335	283
Other assets	1,897	1,776

Total assets	$53,556	$49,316

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,418	$5,580
Commercial paper and other short-term borrowings	5,601	5,937
Current maturities of long-term debt	649	577
Accrued liabilities	6,545	6,277
Total current liabilities	18,213	18,371

Long-term debt	9,608	5,554
Deferred income taxes	701	558
Postretirement benefit obligations other than pensions	477	526
Asbestos related liabilities	1,278	1,251
Other liabilities	3,905	4,348
Redeemable noncontrolling interest	3	290
Shareowners’ equity	19,371	18,418

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$53,556	$49,316

Q3’16 Results - 8

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$1,248	$1,276	$3,801	$3,644
Less: Net income attributable to the noncontrolling interest	8	12	26	70
Net income attributable to Honeywell	1,240	1,264	3,775	3,574
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	182	168	546	503
Amortization	78	51	227	158
Gain on sale of non-strategic businesses and assets	(176)	(1)	(176)	(1)
Repositioning and other charges	302	133	567	393
Net payments for repositioning and other charges	(154)	(114)	(420)	(329)
Pension and other postretirement income	(153)	(86)	(471)	(269)
Pension and other postretirement benefit payments	(29)	(36)	(110)	(84)
Stock compensation expense	49	41	145	132
Deferred income taxes	(36)	158	146	284
Excess tax benefits from share based payment arrangements	-	(13)	-	(69)
Other	(8)	14	(33)	151
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(57)	302	(570)	52
Inventories	(21)	5	(233)	(20)
Other current assets	60	(73)	78	(111)
Accounts payable	(18)	11	(18)	(13)
Accrued liabilities	295	(131)	3	(795)
Net cash provided by operating activities	1,554	1,693	3,456	3,556

Cash flows from investing activities:
Expenditures for property, plant and equipment	(274)	(277)	(749)	(685)
Proceeds from disposals of property, plant and equipment	3	-	4	3
Increase in investments	(1,262)	(1,835)	(3,083)	(5,701)
Decrease in investments	873	1,991	2,658	4,050
Cash paid for acquisitions, net of cash acquired	(1,484)	-	(2,568)	(185)
Proceeds from sales of businesses, net of fees paid	304	1	304	3
Other	106	81	158	(69)
Net cash used for investing activities	(1,734)	(39)	(3,276)	(2,584)

Cash flows from financing activities:
Net increase (decrease) in commercial paper and other short-term borrowings	1,799	882	(425)	2,011
Proceeds from issuance of common stock	143	25	386	150
Proceeds from issuance of long-term debt	37	34	4,510	48
Payments of long-term debt	(8)	(91)	(478)	(148)
Excess tax benefits from share based payment arrangements	-	13	-	69
Repurchases of common stock	(233)	(1,235)	(1,866)	(1,721)
Cash dividends paid	(453)	(410)	(1,410)	(1,261)
Payments to purchase the noncontrolling interest	-	-	(238)	-
AdvanSix pre-separation funding	269	-	269	-
AdvanSix pre-spin borrowing	38	-	38	-
AdvanSix cash at spin-off	(38)	-	(38)	-
Other	(25)	(27)	(40)	(61)
Net cash provided by (used for) financing activities	1,529	(809)	708	(913)

Effect of foreign exchange rate changes on cash and cash equivalents	37	(236)	88	(455)
Net increase (decrease) in cash and cash equivalents	1,386	609	976	(396)
Cash and cash equivalents at beginning of period	5,045	5,954	5,455	6,959
Cash and cash equivalents at end of period	$6,431	$6,563	$6,431	$6,563

Q3’16 Results - 9

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	September 30,		December 31,

	2016	2015	2015

Cash provided by operating activities	$1,554	$1,693	$5,519
Expenditures for property, plant and equipment	(274)	(277)	(1,073)
Free cash flow	$1,280	$1,416	$4,446

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q3’16 Results - 10

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended
	September 30,
	2016	2015

Segment Profit	$1,720	$1,852

Stock compensation expense (A)	(49)	(41)
Repositioning and other (A, B)	(290)	(142)
Pension ongoing income (A)	146	96
Other postretirement income (expense) (A)	7	(10)
Operating Income	$1,534	$1,755

Segment Profit	$1,720	$1,852
÷ Sales	$9,804	$9,611
Segment Profit Margin %	17.5%	19.3%

Operating Income	$1,534	$1,755
÷ Sales	$9,804	$9,611
Operating Income Margin %	15.6%	18.3%

(A) Included in cost of products and services sold and selling, general and administrative expenses.
(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’16 Results - 11

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and

Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in millions)

Twelve Months Ended
December 31,
2015

Segment Profit	$7,256

Stock compensation expense (A)	(175)
Repositioning and other (A, B)	(576)
Pension ongoing income (A)	430
Pension mark-to-market adjustment (A)	(67)
Other postretirement expense (A)	(40)

Operating Income	$6,828
Pension mark-to-market adjustment (A)	(67)
Operating Income excluding pension mark-to-market adjustment	$6,895

Segment Profit	$7,256
÷ Sales	$38,581
Segment Profit Margin %	18.8%

Operating Income	$6,828
÷ Sales	$38,581
Operating Income Margin %	17.7%

Operating Income excluding pension mark-to-market adjustment	$6,895
÷ Sales	$38,581
Operating Income Margin excluding pension mark-to-market adjustment %	17.9%

(A) Included in cost of products and services sold and selling, general and administrative expenses.
(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’16 Results - 12

Honeywell International Inc.
Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Adjustment and Debt Refinancing Expenses (Unaudited)

	Three Months Ended December 31, 2015 (1)	Twelve Months Ended December 31, 2015 (2)
Earnings per share of common stock - assuming dilution	$1.53	$6.04
Pension mark-to-market adjustment	0.05	0.06
Debt refinancing expenses	-	-
Earnings per share of common stock - assuming dilution, excluding pension mark-to-market and debt refinancing expenses	$1.58	$6.10

(1) Utilizes weighted average shares of 780.8 million. Mark-to-market uses a blended tax rate of 36.1%.

(2) Utilizes weighted average shares of 789.3 million. Mark-to-market uses a blended tax rate of 36.1%.

We believe earnings per share, excluding pension mark-to-market and debt refinancing expenses, is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’16 Results - 13

Honeywell International Inc.
Calculation of SBG Segment Profit Margin Excluding Mergers and Acqusitions (Unaudited)
(Dollars in millions)

Three Months Ended September 30, 2016
Aerospace
Segment Profit excluding mergers and acquisitions	$658
÷ Sales excluding mergers and acquisitions	$3,559
Segment Profit Margin excluding mergers and acquisitions %	18.5%

Home and Building Technologies
Segment Profit excluding mergers and acquisitions	$416
÷ Sales excluding mergers and acquisitions	$2,384
Segment Profit Margin excluding mergers and acquisitions %	17.4%

Performance Materials and Technologies
Segment Profit excluding mergers and acquisitions	$473
÷ Sales excluding mergers and acquisitions	$2,195
Segment Profit Margin excluding mergers and acquisitions %	21.5%

Safety and Productivity Solutions
Segment Profit excluding mergers and acquisitions	$166
÷ Sales excluding mergers and acquisitions	$1,092
Segment Profit Margin excluding mergers and acquisitions %	15.2%

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’16 Results - 14

Honeywell International Inc.
Reconciliation of Core Organic Sales Growth (Unaudited)

Three Months Ended September 30,
2016
Honeywell
Reported sales growth	2%
Less: Foreign currency translation, acquisitions, divestitures and other	5%
Less: Raw materials pricing in R&C	-
Core organic sales growth	(3%)

PMT
Reported sales growth	2%
Less: Foreign currency translation, acquisitions, divestitures and other	5%
Less: Raw materials pricing in R&C	-
Core organic sales growth	(3%)

Throughout this press release, core organic sales growth refers to reported sales growth less the impacts from foreign currency translation, M&A and raw materials pass-through pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not tied to volume growth.

We believe core organic sales growth is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.